UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 26, 2008
Commission file number 000-04689
Pentair, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Not applicable.
(e) On February 25, 2008, the Compensation Committee of the Board of Directors of Pentair, Inc. (the “Company”) established the performance goals for 2008 for the Company’s executive officers, pursuant to the Company’s Executive Officer Performance Plan (EOPP). These goals were ratified by the Board of Directors on February 26, 2008. Each of the Company’s executive officers may earn cash bonuses based on their Bonus Opportunity Percent and the Company’s performance. Total company performance goals for 2008 were set for operating income, free cash flow, organic sales growth, and earnings before interest, taxes, depreciation and amortization (EBITDA). The foregoing factors will be weighted 50%, 25%, 10%, and 15%, respectively, for corporate executive officers. The maximum annual cash bonus that may be earned in 2008 is 300% of base salary for the Company’s Chief Executive Officer, 160% of base salary for the Chief Financial Officer, 200% of base salary for the Chief Operating Officer, and 120% of base salary for all other executive officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 3, 2008.

PENTAIR, INC. Registrant
By /s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer